Exhibit 99.4
H.C. Price Co.
Combined Consolidated Financial Statements
As of and for the years ended
December 31, 2007 and 2006

H.C. Price Co.
Index
As of and for the years ended December 31, 2007 and 2006

Page(s)
Report of Independent Auditors	1
Combined Consolidated Financial Statements
Combined Consolidated Balance Sheets	2
Combined Consolidated Statements of Operations	3
Combined Consolidated Statements of Shareholders’ Equity	4
Combined Consolidated Statements of Cash Flows	5
Notes to Combined Consolidated Financial Statements	6—17

Report of Independent Auditors
To the Board of Directors and Shareholders of H.C. Price Co.
In our opinion, the accompanying combined consolidated balance sheets and the related statements of operations, shareholders’ equity and cash flows present fairly, in all material respects, the financial position of H.C. Price Co. and its subsidiaries at December 31, 2007 and 2006, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards as established by the auditing standards board and in accordance with auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
/s/ PricewaterhouseCoopers LLP
Houston, TX

June 30, 2008

H.C. Price Co.
Combined Consolidated Balance Sheets
As of and for the years ended December 31, 2007 and 2006

(In thousands except share amounts)

	2007	2006

Assets
Current assets
Cash and cash equivalents	$26,882	$19,008
Restricted cash	3,750	3,750
Marketable securities	35,515	254
Accounts receivable	57,548	57,529
Costs and estimated earnings in excess of billings on uncompleted construction contracts	3,369	6,193
Deferred construction costs	1,901	2,363
Prepaid expenses and other	6,153	5,819
Inventories	1,780	1,097
Current assets held for sale	—	526

Total current assets	136,898	96,539
Property and equipment, net	48,180	38,350
Other assets	46	43
Noncurrent assets held for sale	—	344

Total assets	$185,124	$135,276

Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable	$18,971	$24,584
Accrued liabilities	13,004	8,693
Current portion of casualty insurance reserve	2,596	2,592
Billings in excess of costs and estimated earnings on uncompleted construction contracts	11,548	2,907
Revolving credit facility	—	7,574
Current maturities of long-term debt	10,009	14,957
Current maturities of capital leases	2,861	802
Current liabilities held for sale	—	605

Total current liabilities	58,989	62,714
Long-term debt, less current maturities	8,146	12,934
Capital leases, less current maturities	2,097	3,303
Casualty insurance reserve, less current portion	5,794	5,455

Total liabilities	75,026	84,406

Commitments and contingencies (Note 9)
Minority interest	1,295	222
Shareholders’ Equity
Common stock, $100 par value; 35,000 shares authorized; 32,000 shares issued and outstanding	3,200	3,200
Common stock, $0.10 par value, 50,000 shares authorized; 10,000 shares issued and outstanding	1	1
Additional paid-in capital	9	9
Retained earnings	102,904	46,612
Accumulated other comprehensive income	2,689	826

Total shareholders’ equity	108,803	50,648

Total liabilities and shareholders’ equity	$185,124	$135,276

The accompanying notes are an integral part of these combined consolidated financial statements.

H.C. Price Co.
Combined Consolidated Statements of Operations
As of and for the years ended December 31, 2007 and 2006

(In thousands)

	2007	2006

Revenue:
Revenue from construction contracts	$296,706	$185,519
Revenue from service contracts	84,910	110,648
Interest and other income	3,685	1,077

	385,301	297,244

Expenses:
Cost of contract revenue	282,604	266,043
General and administrative expense	20,430	11,033
Depreciation	5,516	3,531
Interest expense	2,460	2,545
Minority interest	1,181	113

	312,191	283,265

Net income from continuing operations	73,110	13,979

Discontinued operations:
Gain on sale of Core Pipelines	453	—
Loss from operations of Core Pipelines	—	(576)

Net income (loss) from discontinued operations	453	(576)

Net income	$73,563	$13,403

The accompanying notes are an integral part of these combined consolidated financial statements.

H.C. Price Co.
Combined Consolidated Statements of Stockholders’ Equity
As of and for the years ended December 31, 2007 and 2006

(In thousands)

					Accumulated
			Additional		Other
	Common Stock		Paid-in	Retained	Comprehensive
	Shares	Par Value	Capital	Earnings	Income	Total

Balances at December 31, 2005	42	$3,201	$9	$40,007	$768	$43,985

Net income	—	—	—	13,403	—	13,403
Other comprehensive income:
Net change in unrealized gain on available-for-sale securities	—	—	—	—	59	59
Foreign currency translation adjustment	—	—	—	—	(1)	(1)

Total comprehensive income						13,461

Distributions to shareholders	—	—	—	(6,798)	—	(6,798)

Balances at January 31, 2006	42	3,201	9	46,612	826	50,648

Net income	—	—	—	73,563	—	73,563
Other comprehensive income:
Net change in unrealized gain on available-for-sale securities	—	—	—	—	11	11
Foreign currency translation adjustment	—	—	—	—	1,852	1,852

Total comprehensive income						75,426
Distributions to shareholders	—	—	—	(17,271)	—	(17,271)

Balances at December 31, 2007	42	$3,201	$9	$102,904	$2,689	$108,803

The accompanying notes are an integral part of these combined consolidated financial statements.

H.C. Price Co.
Combined Consolidated Statements of Cash Flows
As of and for the years ended December 31, 2007 and 2006

(In thousands)

	2007	2006

Cash flows from operating activities of continuing operations
Net income	$73,563	$13,403
Discontinued operations	(453)	576
Adjustments to reconcile net earnings to net cash provided by operating activities from continuing operations
Depreciation	5,516	3,531
(Gain) loss on sale of property and equipment	(2,076)	(40)
Minority interest in net income of subsidiaries	1,181	113
Changes in operating assets and liabilities
Accounts receivable	(3,743)	(25,779)
Costs and estimated earnings in excess of billings on uncompleted construction contracts	3,519	(829)
Deferred construction costs	462	(1,789)
Inventories	(453)	(46)
Prepaid expenses and other	(312)	(2,252)
Accounts payable	1,277	16,124
Accrued liabilities	695	2,665
Billings in excess of costs and estimated earnings on uncompleted construction contracts	9,129	276
Casualty insurance reserve	344	197

Net cash provided by operating activities from continuing operations	88,649	6,150

Cash flows from investing activities of continuing operations
Purchases of property and equipment	(10,457)	(7,442)
Proceeds from sale of property and equipment	3,384	429
Purchase of marketable securities	(35,250)	—
Increase (decrease) in other assets	(3)	71

Net cash used in investing activities from continuing operations	(42,326)	(6,942)

Cash flows from financing activities of continuing operations
Repayments of revolving credit facility	(7,793)	—
Proceeds from revolving credit facility	—	7,645
Repayments of long-term debt	(13,507)	(4,475)
Payments on capital lease obligations	(1,075)	(340)
Distributions to minority stockholders	(247)	(26)
Contributions from minority stockholders	139	—
Distributions to shareholders	(17,271)	(6,798)

Net cash (used in) financing activities from continuing operations	(39,754)	(3,994)

Effect of foreign currency exchange rate changes	431	(17)
Discontinued operations
Net cash provided by (used in) operating activities	(86)	2,303
Net cash provided by (used in) investing activities	960	(201)

Net cash provided by (used in) discontinued operations	874	2,102

Increase (decrease) in cash and cash equivalents	7,874	(2,701)
Cash and cash equivalents
Beginning of year	19,008	21,709

End of year	$26,882	$19,008

The accompanying notes are an integral part of these combined consolidated financial statements.

H.C. Price Co.
Notes to Combined Consolidated Financial Statements
As of and for the years ended December 31, 2007 and 2006

1.	Summary of Significant Accounting Policies

Nature of Organization and Operating Cycle

H.C. Price Co. (the “Company”) is a Delaware corporation which was incorporated on September 12, 1980. The Company is engaged in the construction of pipelines and related projects for the petroleum and natural gas industries. Work is performed primarily under fixed-unit price contracts and cost-reimbursable contracts with contract incentive provisions. The Company uses union labor on some of its contracts.

The length of the Company’s contracts varies but is typically between three to six months. In accordance with the normal practice in the construction industry, the Company includes asset and liability accounts relating to construction contracts in current assets and liabilities even when these amounts are realizable or payable over a period in excess of one year.

Basis of Presentation

The accompanying combined consolidated financial statements have been prepared on an accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.

Principles of Consolidation

The combined consolidated financial statements include the Company, its wholly owed subsidiaries and ownership interests in Price Ahtna J.V. and Price Ahtna LLC (the “Joint Ventures”) and Conam Construction Co. (“Conam”), an affiliated entity under common control. The Company’s wholly owned subsidiaries include H.C. Price Canada Company, a Nova Scotia unlimited liability company and O.J. Pipelines Canada Corporation, a corporation organized under the laws of New Brunswick, Canada (the “Subsidiaries”). Conam was incorporated in Texas on October 1, 1984. All significant intercompany accounts and transactions have been eliminated.

The Company’s two foreign subsidiaries, H.C. Price Canada Company and O.J. Pipelines Canada Corporation acquired O.J. Pipelines Canada, Limited Partnership (“OJPC”) in September 1998. Effective January 1, 2005, the subsidiaries owned and controlled 90.0% of OJPC operations with a 10.0% interest held by a limited partner. OJPC has entered into certain agreements with Core Pipelines, Ltd. (“Core”), consisting of a demand revolving operating credit facility, a services agreement, and an equipment lease agreement. OJPC exerts significant influence over Core through the operation of these agreements and is subject to a majority of the risk of gain or loss from Core’s operating activities. Accordingly, the balance sheets and the related statements of operations, changes in stockholders’ equity and cash flows of Core are included in the combined consolidated financial statements.

The Company has a 49% interest in Price Ahtna, J.V., and a 65% interest in Price Ahtna, LLC. Conam has a 49% interest in Tikigaq Conam, LLC. The Company’s total ownership from its investment exceeds fifty percent of the earnings derived from the businesses as a result of equipment services and sponsorship fees. As a result, the Company is considered to have the ability to direct policies and management of these entities, and accordingly, the balance sheets and the related statements of operations, changes in stockholders’ equity and cash flows of the joint venture and partnerships are included in the combined consolidated financial statements. The earnings and equity attributable to other parties to the joint venture and partnerships are reflected in the minority interest captions.

H.C. Price Co.
Notes to Combined Consolidated Financial Statements
As of and for the years ended December 31, 2007 and 2006

Revenue Recognition

Revenues from construction contracts are recognized on a percentage-of-completion method, measured by the percentage of contract costs incurred to date to the total estimated costs for each contract, commencing when progress reaches a point where experience is sufficient to estimate final results with reasonable accuracy. Revenues from service and maintenance contracts are recognized when earned, as expenditures are incurred.

Contract costs include all direct material and labor costs and those indirect costs related to contract performance, such as payroll taxes and insurance. General and administrative costs are charged to expense as incurred. Total estimated costs, and thus contract income, are impacted by changes in productivity, scheduling, unit cost of labor, subcontracts, materials and equipment. Additionally, external factors such as weather, customer needs, customer delays in providing permits and approvals, labor availability, governmental regulation and politics may affect the progress of a project’s completion and thus the timing of revenue recognition. Such changes may result in revisions to cost and income and are recognized in the period in which the revisions are determined. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. An amount equal to contract costs attributable to claims is included in contract revenue when realization is probable and the amount can be reliably estimated.

Revenues recognized in excess of amounts billed are recorded as a current asset under the caption “costs and estimated earnings in excess of billings on uncompleted contracts.” Billings in excess of revenues recognized are recorded as a current liability under the caption “billings in excess of costs and estimated earnings on uncompleted contracts.”

Cash and Cash Equivalents

The Company considers cash and cash equivalents to include all time deposits, certificates of deposit, and all highly liquid investments with original maturity dates of three months or less. The Company has restricted cash deposited with Comerica Bank totaling $3,750,000 at December 31, 2007 and 2006, securing a demand revolving note payable to Comerica Bank.

Marketable Securities

The Company accounts for investments in accordance with the provisions of SFAS No. 115, Accounting for Certain Investments in Debt and Equity Securities (“SFAS 115”). Marketable securities are classified based on management’s intention at the time of purchase and reevaluated at each balance sheet date. Securities are classified as available-for-sale and carried at fair value (quoted market value) with net unrealized gains and losses included in other comprehensive income in the combined consolidated statements of stockholders’ equity. Realized gains and losses from the sales of securities and declines in value determined to be other than temporary are determined using the specific identification method and are included in the statements of combined consolidated operations under other income.

As of December 31, 2007, our marketable securities consisted of auction rate securities and equity securities, which represented funds available for current operations. In accordance with SFAS 115, these short-term investments were classified as available-for-sale. The auction rate securities were carried at cost or par value, while the equity securities were recorded at fair value based on quoted market prices. Typically, the carrying value of auction rate securities approximates fair value due to the frequent resetting of their interest rates through the auction process. These securities had stated maturities beyond three months but were priced and traded as short-term instruments. The Company sold all of their auction rate securities in January 2008 at par value. As of December 31,

H.C. Price Co.
Notes to Combined Consolidated Financial Statements
As of and for the years ended December 31, 2007 and 2006

2006, our marketable securities consisted of equity securities recorded at fair value based on quoted market prices.

Account Receivables

Contract receivables from performing construction are based on contracted prices. Contract receivables are recorded when invoices can be issued under the terms of the contract and are presented in the balance sheet net of the allowance for doubtful accounts. Contract receivables are written off when they are determined to be uncollectible. The allowance for doubtful accounts is estimated based on the Company’s historical losses, the existing economic conditions in the construction industry, and the financial stability of its customers. The Company believes no allowance for doubtful accounts is necessary at December 31, 2007 and 2006.

Inventories

Inventories of supplies and spare parts are recorded at the lower of cost, determined using average costs, and net realizable value. No excess or obsolescence allowances existed at December 31, 2007 or 2006.

Property and Equipment

Property and equipment are recorded at cost. Property and equipment under capital leases are stated at the present value of minimum lease payments. Improvements or betterments that extend the useful life of an asset are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred. The cost of assets retired or otherwise disposed of and the related accumulated depreciation are eliminated from the accounts in the year of disposal. Gains or losses resulting from property and equipment disposals are recorded in other income.

Depreciation on property and equipment is calculated on the straight-line method over the estimated useful lives of the assets, net of salvage value. The estimated useful life of construction machinery and equipment ranges from 4 to 20 years, while the estimated useful life of office furniture and equipment is 4 to 5 years.

The Company reviews its property for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. No impairment was recorded in 2007 or 2006.

Deferred Construction Costs

We defer material costs incurred at the beginning of a construction project when these materials benefit the entire construction period of a project, and we recognize these costs (net of estimated salvage) to the project costs based on utilization over the life of the project, generally three to six months. These material costs consist primarily of hardwood construction mats used under heavy equipment throughout the project. The amount included in Deferred Construction Costs represents amounts not yet charged to the construction projects in progress at the balance sheet date.

Foreign Currency Translation

The local currency of the Company’s Canadian subsidiaries is considered to be the functional currency. Assets and liabilities of these foreign subsidiaries are translated into U.S. dollars using the exchange rates in effect at the balance sheet date. Results of operations are translated using the average exchange rate prevailing throughout the year. The effects of unrealized exchange rate fluctuations on translating foreign currency assets and liabilities into U.S. dollars are accumulated as the cumulative translation adjustment included in accumulated other comprehensive income in stockholders’ equity. Realized gains and losses on foreign currency transactions, if any, are included in operating results for the period.

H.C. Price Co.
Notes to Combined Consolidated Financial Statements
As of and for the years ended December 31, 2007 and 2006

Comprehensive Income

Comprehensive income has been disclosed on the combined consolidated statement of stockholders’ equity. The accumulated other comprehensive income balances as of December 31. 2007 and 2006, represent the cumulative translation adjustments and the net unrealized gain on available-for-sale securities.

Income Taxes

The Company has elected, under applicable provisions of the Internal Revenue Code, to be taxed as an S Corporation. Under these provisions, all income, losses, credits, and deductions of the Company are passed through to the stockholders’ individual income tax returns. Accordingly, no provision for federal income taxes is included in the combined consolidated financial statements.

In May 2006, the State of Texas enacted legislation for a Texas margin tax which restructured the state business tax by replacing the taxable capital and earned surplus components of the current franchise tax with a new “taxable margin” component. As the tax base for computing Texas margin tax is derived from an income-based measure, management determined the margin tax is an income tax and the effect on deferred tax assets and liabilities should be included in the deferred tax calculation. Although the law states that the margin tax is not an income tax, it has the characteristics of an income tax since it is determined by applying a tax rate to a base that considers both revenues and expenses. For the year ended December 31, 2007, we determined the Texas margin tax to be de minimus.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the combined consolidated financial statements and accompanying notes. The use of estimated costs to complete each contract under the percentage-of-completion method, as discussed in Revenue Recognition above, is a significant variable in the process of determining income earned and is a significant factor in the accounting for contracts. Additional significant items subject to such estimates and assumptions include the useful lives of fixed assets, allowances for doubtful accounts, employee benefit obligations, warranties, environmental liabilities, and other contingencies. Actual results could differ from these estimates.

Fair Value of Financial Instruments

Fair values of financial instruments are estimated to approximate the related book values, unless otherwise noted, based on market information available to the Company. Letters of credit have no fair value because performance is not expected to be required.

H.C. Price Co.
Notes to Combined Consolidated Financial Statements
As of and for the years ended December 31, 2007 and 2006

2.	Marketable Securities

The fair values of available-for-sale investments by type as of and for the year ended December 31, 2007 and 2006 are as follows (in thousands):

	2007
		Gross
	Amortized	Unrealized	Estimated
	Cost	Gains	Fair Value

Type of security:
Auction rate securities	$35,250	$—	$35,250
Equity securities	94	171	265

Total	$35,344	$171	$35,515

	2006
		Gross
	Amortized	Unrealized	Estimated
	Cost	Gains	Fair Value

Type of security:
Equity securities	$94	$160	$254

Total	$94	$160	$254

The Company sold all of their auction rate securities in January 2008 at amortized cost.

3.	Accounts Receivable

Accounts receivable at December 31, 2007 and 2006 consist of the following (in thousands):

	2007	2006

Contract receivables	$39,379	$49,132
Retainage	17,295	8,371
Other	874	26

	$57,548	$57,529

H.C. Price Co.
Notes to Combined Consolidated Financial Statements
As of and for the years ended December 31, 2007 and 2006

4.	Contracts in Progress

Costs and estimated earnings on uncompleted construction contracts at December 31, 2007 and 2006 are as follows (in thousands):

	2007	2006

Costs incurred on uncompleted construction contracts	$151,993	$118,333
Estimated earnings	44,870	5,210

	196,863	123,543
Less: Billings to date	(205,042)	(120,257)

	$(8,179)	$3,286

Included in the accompanying balance sheet under the following captions:
Costs and estimated earnings in excess of billings on uncompleted construction contracts	$3,369	$6,193
Billings in excess of costs and estimated earnings on uncompleted construction contracts	(11,548)	(2,907)

	$(8,179)	$3,286

5.	Property and Equipment

Property and equipment at December 31, 2007 and 2006 consists of the following (in thousands):

	2007	2006

Buildings and leasehold improvements	$2,630	$1,158
Construction and office equipment	99,222	83,415

	101,852	84,573
Less: Accumulated depreciation	(53,672)	(46,223)

Net property and equipment	$48,180	$38,350

6.	Accrued Liabilities

Accrued liabilities at December 31, 2007 and 2006, consist of the following (in thousands):

	2007	2006

Bonuses	$7,102	$3,325
Other	5,902	5,368

	$13,004	$8,693

H.C. Price Co.
Notes to Combined Consolidated Financial Statements
As of and for the years ended December 31, 2007 and 2006

7.	Long-Term Debt

Long-term debt at December 31, 2007 and 2006, consists of the following (in thousands):

	2007	2006

Promissory note payable to Caterpillar Financial Services, Ltd.	$13,111	$16,735
Demand revolving note payable to Comerica Bank, Canada	5,044	11,156

	18,155	27,891
Less: Current maturities	(10,009)	(14,957)

	$8,146	$12,934

The promissory note payable to Caterpillar Financial Services, Ltd. is payable in blended monthly installments of $468,000 with interest at TD Canada Trust prime rate plus 1.25%, compounded monthly (7.25% at December 31, 2007), maturing November 21, 2010. Collateral includes a general security agreement, providing for security interest in and lien over all existing and after acquired personal and real property of OJPC and a guarantee by the Company.

The demand revolving note payable to Comerica Bank, Canadian branch with a maximum amount of $12,125,000 is repayable the earlier of (a) June 30, 2009 or (b) a demand by the bank for payment in full, with interest at the greater of (i) US Prime Rate (7.25% at December 31, 2007) or (ii) Canadian Prime rate plus 1.25% (7.25% at December 31, 2007). Collateral includes a guarantee by the Company and restricted cash deposited with Comerica Bank totaling $3,750,000 at December 31, 2007 and 2006, equipment pledged by the Company, and a pledge of 65% of the capital stock of the subsidiaries.

Future maturities of long-term debt for each of the five years subsequent to December 31, 2007 are as follows (in thousands):

2008	$10,009
2009	5,271
2010	2,875
2011	—
2012	—
Thereafter	—

$18,155

The Company has a credit relationship with Comerica Bank — Texas providing up to $20 million working capital and $4 million letter of credit availability. Outstanding borrowings on the line of credit at December 31, 2006 were $5 million. No amounts were outstanding at December 31, 2007. The credit arrangement is secured by a first priority interest in the Company’s construction equipment and a secondary pledge of 65% of the capital stock of the Company holds in its subsidiaries and bears interest at prime rate (7.25% at December 31, 2007). At December 31, 2007 and 2006, there were issued and outstanding letters of credit totaling approximately $5,890,000 and $4,671,000, respectively.

H.C. Price Co.
Notes to Combined Consolidated Financial Statements
As of and for the years ended December 31, 2007 and 2006

The Company also maintains a subordinated, floating rate working capital line of credit guaranteed by Tie-in-Equipment Corp., an entity related to the Company through common ownership. Collateral for this commitment is a security interest in and a lien over all existing personal and real property of the Company. At December 31, 2007 and 2006 there were no outstanding borrowings.

The Company has a revolving credit facility to a maximum of CAD$6.0 million collateralized by certain accounts receivable. The revolving credit facility bears interest at the Royal Bank of Canada 30 day bankers acceptance rate plus 2.75% (7.31% and 7.05% at December 31, 2007 and 2006, respectively) payable monthly in arrears. Successive extensions of the revolving credit facility are permitted in accordance with agreed terms. The balance outstanding under the revolving credit facility at December 31, 2006 was US$2.6 million. No amounts were outstanding at December 31, 2007.

8.	Leases

The Company is obligated under capital leases covering certain machinery and equipment that expire at various dates through 2008. At December 31, 2007 and 2006, the gross amount of property and equipment and related accumulated depreciation held under capital leases were as follows (in thousands):

	2007	2006

Equipment	$4,571	$4,518
Less: Accumulated depreciation	(727)	(152)

	$3,844	$4,366

Amortization of assets held under capital leases is included with depreciation expense.

A summary of future minimum lease and interest payments under capital and operating leases at December 31, 2007 is as follows (in thousands):

	Capital	Operating
	Leases	Leases

2008	$3,048	$5,933
2009	789	5,745
2010	789	3,173
2011	724	718
2012	—	439
Thereafter	—	168

Total future minimum lease payments	5,350	$16,176

Less: Amount representing interest	(392)

Present value of future minimum capital lease payments	4,958
Less: Current portion	(2,861)

Long-term portion	$2,097

H.C. Price Co.
Notes to Combined Consolidated Financial Statements
As of and for the years ended December 31, 2007 and 2006

The Company conducts its operations in leased facilities and also leases storage space and construction equipment. Rental expense under operating leases was approximately $3,150,000 and $784,000 for 2007 and 2006, respectively.

9.	Commitments and Contingencies

The Company participates in certain deductible insurance programs. In the opinion of management, the Company has adequately accrued for all liabilities arising from these agreements.

The Company and its subsidiaries are subject to other legal proceedings that arise in the ordinary course of their business. In the opinion of management, the aggregate liability, if any, with respect to these other actions will not materially adversely affect our financial position, results of operations or cash flows. The Company has the usual liability of contractors for the completion of contracts and the warranty of its work. In addition, the Company acts as prime contractor on a majority of the projects it undertakes and is typically responsible for the performance of the construction portion of the project, including subcontract work. Management is not aware of any material exposure related thereto which has not been provided for in the accompanying combined consolidated financial statements.

Certain post-contract completion audits and reviews are periodically conducted by customers and/or government entities. One of our customers recently completed a review allowed under the contract terms and has notified the Company of claims for billing adjustments. Management has assessed this claim and believes it has adequately provided for its best estimate of exposure based on currently available information. While there can be no assurance that other claims will not be received as a result of such audits and reviews, management does not believe a legitimate basis exists for any material claims. At present, it is not possible for management to estimate the likelihood of such other claims being asserted or, if asserted, the amount or nature or ultimate disposition thereof.

10.	Employee Benefit Plan

The Company has a defined contribution plan for all eligible employees and, at the discretion of the board of directors, makes annual contributions to the plan.

The Company has a savings plan in the form of a defined contribution plan (the “401(k) Plan”) for substantially all U.S. based full-time employees of the Company. Employees of the company who have completed one or more years of active service, are eligible to participate, provided they are not covered by a collective bargaining agreement in which retirement benefits were the subject of good faith bargaining between the employee’s representative and the Company and the agreement does not require the Company to include such employees in the Plan. The 401(k) Plan provides for Company contributions in an amount equal to 15% of participants’ defined compensation subject to limits set forth by the Internal Revenue Code (IRC). No participant contributions to the 401(k) Plan are allowed other than direct rollovers from another qualified retirement plan. The Company made contributions of $1,808,000 and $2,990,000 to the plan in the years ended December 31, 2007 and 2006, respectively.

Vesting in the Company’s contributions is based on years of vesting service. A participant is 100 percent vested after four years of credited service. Full and immediate vesting will also occur upon attainment of normal retirement age, death or disability. Participants who leave the Company before they are fully vested in the Company’s contributions forfeit their nonvested portion.

H.C. Price Co.
Notes to Combined Consolidated Financial Statements
As of and for the years ended December 31, 2007 and 2006

11.	Related Party Transactions

The Company also maintains a subordinated, floating rate working capital line of credit guaranteed by Tie-in-Equipment Corp., an entity related to the Company through common ownership. Collateral for this commitment is a security interest in and a lien over all existing personal and real property of the Company. The Company paid a commitment fee of $63,000 for each of the years ended December 31, 2007 and 2006, respectively.

12.	Concentrated Market and Credit Risks

Cash and cash equivalents include all cash balances and highly liquid investments with a maturity of three months or less. The Company places its cash and cash equivalents and temporary cash investments with high credit quality financial institutions. At times, such investments may be in excess of FDIC insurance limits.

Accounts receivable at any given time are primarily concentrated in a small number of customer accounts. The Company grants credit, generally without collateral, to its customers. Management believes that its contract acceptance, billing, and collection policies are adequate to minimize potential credit risk. To enforce collection of potential past-due balances, the Company can resort to mechanics’ and materialmens’ liens.

The Company’s customers are primarily engaged in the business of exploring for and producing oil and natural gas in Canada and the United States. The financial well being of these companies is affected by the price of these commodities. A concentrated number of the Company’s customers generate more than 10% of contract revenues each year. Two customers exceeded 10% of contract revenues and in aggregate had $161.7 million in revenues for the year ended December 31, 2007. Three customers exceeded 10% of contract revenues and in aggregate had $126.3 million in revenues for the year ended December 31, 2006. At December 31, 2007, three customers had balances greater than 10% of contracts receivable, comprising 23.2%, 23.1% and 18.9% of total contract receivables, respectively. There were no foreign customers which exceeded 10% of contract revenues or contracts receivable for the years ended December 31, 2007 or 2006.

13.	Supplemental Cash Flow Information (in thousands)

	2007	2006

Cash paid for interest	$2,379	$2,506

Noncash transactions
Property and equipment acquired under capital lease	$—	$3,871
Net change in unrealized gain of available-for-sale securities	11	59
14.	Discontinued Operations

In 2005 management made the decision to liquidate its investment in Core Pipelines, Ltd., a Canadian pipeline construction and services company consolidated under OJPC. The Company had general discussions with various potential acquirers with no transaction entered into at that time.

H.C. Price Co.
Notes to Combined Consolidated Financial Statements
As of and for the years ended December 31, 2007 and 2006

In November 2006, the Company entered into negotiations to sell the net assets of Core Pipelines Ltd. to a third party. The final sale agreement was executed on February 28, 2007 with values per the agreement determined as of January 1, 2007. The Company received proceeds from the sale of CAD$4,750,000 including approximately CAD$3,500,000 relating to the sale of equipment belonging to O.J. Pipelines Canada Corporation. The gain on sale of Core Pipeline was US$453,000 which is included in the statement of operations under the caption discontinued operations.

Condensed Balance Sheets and Statements of Operations of the Discontinued Operations are as follows (in thousands):

2006

Accounts receivable	$499
Cost and estimated earnings in excess of billings on uncompleted construction contracts	5
Prepaid expenses	22

Current assets	526

Property and equipment, net	344

Accounts payable	$605

	2007	2006

Revenue from construction contracts	$—	$20,133
Cost of contract revenue	—	18,268
General and administrative expenses	—	2,163
Depreciation	—	64
Interest expense	—	214
Gain on sale of Core Pipelines	453	—
15.	Recently Issued Accounting Standards

In September 2006, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards No. 157, Fair Value Measurement (“SFAS 157”). SFAS 157 defines fair value, establishes a framework for the measurement of fair value, and enhances disclosures about fair value measurements. The Statement does not require any new fair value measures. The Statement is effective for fair value measures already required or permitted by other standards for fiscal years beginning after November 15, 2007. The Company is required to adopt SFAS 157 beginning on January 1, 2008. SFAS 157 is required to be applied prospectively, except for certain financial instruments. Any transition adjustment will be recognized as an adjustment to opening retained earnings in the year of adoption. In November 2007, the FASB proposed a one-year deferral of SFAS 157’s fair-value measurement requirements for nonfinancial assets and liabilities that are not required or permitted to be measured at fair value on a recurring basis. We do not expect that the adoption of SFAS No. 157 will have a material effect on the Company’s financial position, results of operations or cash flows.

H.C. Price Co.
Notes to Combined Consolidated Financial Statements
As of and for the years ended December 31, 2007 and 2006

In February 2007, the FASB issued Statement of Financial Accounting Standards No. 159, The Fair Value Option for Financial Assets and Financial Liabilities — including an amendment of FASB Statement No. 115 (“SFAS 159”). SFAS 159 gives the Company the irrevocable option to carry most financial assets and liabilities at fair value that are not currently required to be measured at fair value. If the fair value option is elected, changes in fair value would be recorded in earnings at each subsequent reporting date. SFAS 159 is effective for the Company for the year ended December 31, 2008. The Company is currently evaluating the impact the adoption of this statement could have on its financial condition, results of operations and cash flows.

In December 2007, the FASB issued Statement of Financial Accounting Standards No. 141R, Business Combinations (“SFAS 141R”) and Statement of Financial Accounting Standards No. 160, Noncontrolling Interests in Consolidated Financial Statements — an amendment to ARB No. 51 (“SFAS 160”). SFAS 141R and SFAS 160 require most identifiable assets, liabilities, noncontrolling interests, and goodwill acquired in a business combination to be recorded at “full fair value” and require noncontrolling interests (previously referred to as minority interests) to be reported as a component of equity, which changes the accounting for transactions with noncontrolling interest holders. Both Statements are effective for periods beginning on or after December 15, 2008, and earlier adoption is prohibited. SFAS 141R will be applied to business combinations occurring after the effective date. SFAS 160 will be applied prospectively to all noncontrolling interests, including any that arose before the effective date. The Company is currently evaluating the impact of adopting SFAS 141R and SFAS 160 on its results of operations and financial position.

16.	Subsequent Events

On January 31, 2008, Price Gregory Services, Incorporated acquired all of the issued and outstanding common stock of H.C. Price Company.